Exhibit 10.96

FIRST AMENDMENT TO SECURED NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURED NOTE PURCHASE AGREEMENT, dated as of September 17, 2009 (this “Amendment”), is entered into among the undersigned in connection with the SECURED NOTE PURCHASE AGREEMENT, dated as of May 18, 2009 (the “Secured Note Purchase Agreement”), by and among Anesiva, Inc., a Delaware corporation (the “Company”) and Arcion Therapeutics, Inc. (“Investor”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Secured Note Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company has requested that Investor (i) increase the Aggregate Commitment by $200,000, to be reflected by the issuance of an amended and restated Note in the aggregate principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000.00), (ii) extend the maturity date of the Note to December 31, 2009, (iii) to waive certain Events of Default currently in existence as a result of breaches by the Company of Sections 7.12, 9.1(e), 9.1(d), 9.1(h) and 9.1(i) of the Secured Note Purchase Agreement to the extent in existence on the date hereof (collectively, the “Existing Defaults”), and (iv) amend certain other provisions of the Secured Note Purchase Agreement in connection therewith;

WHEREAS, Investor has agreed to purchase an additional $200,000 of Notes, to waive the Existing Defaults and to amend the Secured Note Purchase Agreement as hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Amendments to Secured Note Purchase Agreement. The Secured Note Purchase Agreement is hereby amended as follows:

(a) Section 1 is hereby amended and restated as follows:

“AMOUNT AND TERMS OF THE NOTE

On the date of the Closing, the Company sold and issued to Investor, and Investor purchased from the Company, a secured promissory note in the initial aggregate principal amount of Two Million Dollars ($2,000,000.00) (the “Initial Note”). Subject to the terms and conditions of this Agreement and the Amendment, on September 17, 2009, the Company agrees to sell and issue to Investor, and Investor agrees to purchase from the Company, an additional secured promissory note in the initial aggregate principal amount of Two Hundred Thousand Dollars ($200,000.00) (the “Additional Note”). The aggregate commitment of Investor of Two Million Two Hundred Thousand Dollars ($2,200,000.00) (the “Aggregate Commitment”) shall be reflected in a promissory note in the form attached hereto as Exhibit A (as amended, restated, supplemented, extended or otherwise modified from time to time, the “Note”). Neither the Initial Note nor the Additional Note shall be issued at a discount.”

(b) Exhibit A to the Secured Note Purchase Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

2. Wavier. The Investor hereby waives each of the Existing Defaults. Except as expressly set forth in this Amendment, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Documents or (b) a waiver, release or limitation upon the exercise by Investor of any of its rights, legal or equitable, thereunder.

3. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) This Amendment shall have been duly executed and delivered by the Company and Investor;

(b) Investor shall have delivered its existing Note to the Company, and the Company shall have issued to Investor a new Note in the form of Exhibit A hereto;

(c) All consents, approvals, waivers, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or notice to any governmental entity or any other Person necessary to be obtained, made or given as of the date hereof in connection with the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Company of any condition, restriction or required undertaking;

(d) All corporate and other proceedings taken or required to be taken by the Company and each Subsidiary Guarantor in connection with the transactions contemplated hereby, including the approvals by the Board and the Special Committee, shall be reasonably satisfactory in form and substance to Investor and all documents incident thereto shall have been executed and delivered to Investor or their counsel, and shall be reasonably satisfactory in form and substance to Investor and their counsel;

(e) The Secretary of the Company shall have delivered to Investor on of the date hereof a certificate certifying: (a) the Company’s Certificate of Incorporation as in effect as of the date hereof; (b) the Bylaws of the Company as in effect as of the date hereof; (c) resolutions of the Board approving the Amendment, the Note and the transactions contemplated hereby and thereby; and (d) resolutions of the Special Committee of the Board recommending to the Board this Amendment, the Note and the transactions contemplated hereby and thereby;

(f) Investor shall be satisfied in its sole discretion as of the date hereof with the diligence review of the business, legal, accounting and other investigations undertaken by Investor and their advisors and agents with respect to the Company; and

(g) No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated hereby that would constitute an Event of Default.

4. Representations and Warranties. The Company represents and warrants to Investor as follows:

(a) All corporate action on the part of the Company necessary for the authorization of this Amendment, the performance of all obligations of the Company and its

Subsidiaries hereunder and under the Secured Note Purchase Agreement and the Related Documents as of the date hereof and the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the date hereof. The offer, sale and issuance of the Note are not subject to any preemptive rights or rights of first refusal that will not have been properly waived or complied with. No vote of the stockholders of the Company is required in connection with the issuance and sale of the Note or any of the other transactions contemplated by this Amendment.

(b) The execution, delivery and performance of this Amendment and the Note will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution, delivery and performance of this Amendment, the Note and the transactions contemplated hereby and thereby do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company so as to materially adversely affect the assets, business or any activity of the Company, and do not conflict with any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company.

(d) The execution, delivery and performance by the Company of this Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

(e) After giving effect to this Amendment (including the waivers in Section 2), no Event of Default has occurred and is continuing.

5. Miscellaneous.

(a) Reference to and Effect on the Related Documents.

(i) On and after the effectiveness of this Amendment, each reference in the Secured Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Secured Note Purchase Agreement, and each reference in the Note and each of the other Related Documents to “the Secured Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Secured Note Purchase Agreement, shall mean and be a reference to the Secured Note Purchase Agreement, as amended by this Amendment.

(ii) The Secured Note Purchase Agreement, the Note and each of the other Related Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement, any Guaranty and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Company under the Related Documents, in each case as amended by this Amendment.

(iii) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Investor under any of the Related Documents, nor constitute a waiver of any provision of any Related Document.

(b) Ratification. The Company hereby restates, ratifies and reaffirms each and every term and condition set forth in the Secured Note Purchase Agreement, as amended hereby, and the Related Documents effective as of the date hereof.

(c) Counterparts. This Amendment may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

(f) Consent to Jurisdiction. THE COMPANY HEREBY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE NORTHERN DISTRICT OF THE STATE OF CALIFORNIA FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE RELATED DOCUMENTS; (II) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (III) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION THAT IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ANESIVA, INC.

By:	/s/ John H. Tran
Name:	John H. Tran
Title:	VP, Finance & CAO

[Signature Page to First Amendment to Secured Note Purchase Agreement]

ARCION THERAPEUTICS, INC.,
as Investor

By:	/s/ James N. Campbell
Name:	James N. Campbell
Title:	CEO

[Signature Page to First Amendment to Secured Note Purchase Agreement]

Exhibit A

Form of Note

[See Attached]